Exhibit 3.25

Certificate of Incorporation of WEDCO, INC.

This is to certify that, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 at seq., the “New Jersey Business Corporation Act.”

14A:2-7 (1) (a) 1. The name of the corporation is Wedco, Inc.

14A:2-7 (1) (g) 2. The address (and zip code) of this corporation’s initial registered office is

328 Park Avenue, Box 310

Scotch Plains, NJ 07076

and the name of this corporation’s initial registered agent at such address is

Walter L. Leib, Esquire

14A:2-7 (1) (b) 3. The purposes for which this corporation is organized are:

To engage in any activity within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act.” N.J.S. 14A:1-1 et seq.

14A:2-7 (1) (c) 4. The aggregate number of shares which the corporation shall have authority to issue is

One Thousand (1000) shares common/One Hundred ($100.00)

Dollars par value per share

5. The First Board of Directors of this corporation shall consist of Director(s) and the name and address of each person who is to serve as such Director is:

Name	Address	Zip Code
William E. Willoughby	Mine Brook Road Far Hills, NJ	07931
William C. Willoughby	Box 185, R.D. #1 Asbury, NJ	08802
Walter L. Leib	328 Park Avenue, Box 310 Scotch Plains, NJ	07076

6. The name and address of each incorporation is:

Name	Address	Zip Code

Edward N. Barol, Esquire	Suite 1300, 1845 Walnut Street Philadelphia, PA	19103

In Witness Whereof. each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 9th day of March 1984.+

I, The Secretary of State of the State of New Jersey, HEREBY CERTIFY that the foregoing is true copy of CERTIFICATE OF INCORPORATION and the endorsements thereon, as the same is taken from and compared with the original filed in my office on the 9 day of March A.D. 1984 and now remaining on file and of record therein.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this day of March 9, A.D. 1984

SECRETARY OF STATE

Certificate of Incorporation

of

WEDCO, INC.

FORWARD FOR RECORDING

AND FILING

BY: (INCLUDE ADDRESS AND ZIP CODE)

Edward N. Barol, Esquire

Pechner, Dorfman, Wolffe, Rounick & Cabot

1845 Walnut Street, Suite 1300

Philadelphia, PA 19103

C-102A Rev 12/93

New Jersey Department of State

Division of Commercial Recording

Certificate of Amendment to the Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: Wedco, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and hereafter duly adopted by the shareholders of the corporation on the 30th day of September, 2002:

Resolved, the Article One of the Certificate of Incorporation be amended to read as follows:

The name of the corporation is ICO Polymers North America, Inc.

3. The number of shares outstanding at the time of the adoption of the amendment was: 1,000

4. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment

1,000	-0-

BY:

Timothy J. Gollin, President

Dated this 30th day of September, 2002

0100220629

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

WEDCO, INC.

(a New Jersey corporation)

The undersigned, being all of the directors of Wedco, Inc., a New Jersey corporation (the “Company”), do hereby, adopt, by unanimous consent in writing in accordance with the provisions of the New Jersey Business Corporation Act and the Company’s By-Laws, the following resolutions;

WHEREAS, the Company has determined that it is in its best interest to amend the Company’s Certificate of Incorporation;

NOW THEREFORE BE IT RESOLVED, that Article One of the Certificate of Incorporation be amended to read as follows:

The name of the corporation is ICO Polymers North America, Inc.

This unanimous consent may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall be deemed to be an original and of which when taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent the 30th day of September, 2002.

Timothy J. Gollin, Director

Christopher N. O’Sullivan, Director

Jon C. Biro, Director

UNANIMOUS WRITTEN CONSENT

OF THE SOLE SHAREHOLDER

IN LIEU OF A MEETING OF

WEDCO, INC.

The undersigned, Wedco Technology, Inc., a New Jersey corporation (the Corporation) and being the Sole Shareholder of Wedco, Inc., a New Jersey corporation (the “Company”) in lieu of a Meeting of the Shareholders, with waiver of notice having been duly given, for the purpose of adopting an amendment approved by the directors of the Company to the Certificate of Incorporation for the Company; hereby adopt by unanimous consent in writing in accordance with the New Jersey Business Corporation Act, the following resolution;

NOW THEREFORE BE IT RESOLVED, that Article One of the Certificate of Incorporation of the Company be amended to read as follows:

The name of the corporation is ICO Polymers North America, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Unanimous Written Consent the 30th day of September 2002.

Wedco Technology, Inc.

Timothy J. Gollin President